UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2016

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On August 1, 2016, Independence Holding Company issued a news release reporting its 2016 first-quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated August 1, 2016: Independence Holding Company Announces 2016 First-Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	August 2, 2016

INDEPENDENCE HOLDING COMPANY	CONTACT: LOAN NISSER
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2016 FIRST-QUARTER RESULTS

Stamford, Connecticut, August 1, 2016. Independence Holding Company (NYSE: IHC) today reported 2016 first-quarter results.

Financial Results

On March 31, 2016, IHC completed the sale of IHC Risk Solutions LLC (“Risk Solutions”), exited the medical stop-loss business and realized an after tax gain of approximately $99,793,000, net of noncontrolling interest.  In addition, under the purchase and sale agreement, all of IHC’s in-force medical stop-loss business produced by Risk Solutions is 100% co-insured as of January 1, 2016 and is expected to run out by early 2017.    The disposal transaction qualified for reporting as discontinued operations in the first quarter of 2016.

Net income attributable to IHC of $106,010,000, or $6.08 per share diluted, for the three months ended March 31, 2016 increased from $5,219,000, or $.30 per share diluted, in the same period of 2015 primarily due to the sale of Risk Solutions. Income from continuing operations increased to $.33 per share, diluted, or $5,896,000, for the three months ended March 31, 2016 compared to $.27 per share, diluted, or $4,701,000, for the three months ended March 31, 2015.

The Company reported revenues of $75,895,000 for the three months ended March 31, 2016 compared to revenues for the three months ended March 31, 2015 of $133,105,000.  Revenues decreased primarily due to a reduction in premiums from the 100% co-insurance of the Company’s stop-loss business produced by Risk Solutions.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “With the sale of our stop-loss business, we are now focused on growing our remaining lines of business: group long term disability and life, statutory disability benefit policies (DBL) in New York, and group and individual specialty health insurance (including dental, vision, short term medical, hospital indemnity, gap and scheduled benefit plans).  All of these lines performed well in the first quarter and we anticipate continued growth and good underwriting results from these lines of business for the remainder of 2016.”

He continued, “Also as a result of the sale of our stop-loss business, we will have a very significant amount of cash and, by early next year as the stop-loss runs out, significant excess statutory surplus in our carriers.  We have designated a relatively small portion of our liquidity to generate growth in our current product lines, and to date we have made two investments in call centers that focus on selling our specialty health products.  We have not yet determined how to utilize our remaining large amount of liquidity. Our overall investment portfolio continues to be very highly rated (on average, AA) and has a duration of approximately five and a half years. Our book value increased to $25.08 per share at March 31, 2016 from $18.73 per share at December 31, 2015, and our total stockholders’ equity increased to $432 million at March 31, 2016 compared to $323 million at December 31, 2015.  Both of these are all-time highs.  The closing price of IHC stock on Friday was $17.41 or 69% of our book value and 81% of our tangible book value.”

About The IHC Group

Independence Holding Company (NYSE: IHC) is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual disability, specialty and supplemental health, pet, and life insurance through its subsidiaries since 1980.  The IHC Group (including through its 91.4% ownership of American Independence Corp. (NASDAQ: AMIC)) owns three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company), a majority of Ebix Health Administration Exchange, Inc., a fully insured third party administrator, and IHC Specialty Benefits, Inc., which is a technology-driven insurance sales and marketing company that creates value for insurance producers, carriers and consumers (both individuals and small businesses) through a suite of proprietary tools and products (including ACA plans and small group medical stop-loss).  All products are placed with highly rated carriers.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.  IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

FIRST QUARTER REPORT

March 31, 2016

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2016	2015
REVENUES:
Premiums earned	$62,562	$122,114
Net investment income	4,436	5,422
Fee income	5,079	2,577
Other income	3,258	992
Net realized investment gains	560	2,000
	75,895	133,105

EXPENSES:
Insurance benefits, claims and reserves	30,743	79,620
Selling, general and administrative expenses	35,227	45,484
Interest expense on debt	453	432

	66,423	125,536

Income from continuing operations before income taxes	9,472	7,569
Income taxes	3,576	2,868

Income from continuing operations	5,896	4,701

Discontinued operations
Income from discontinued operations, before income taxes	117,636	1,031
Income taxes on discontinued operations	7,866	401
Income from discontinued operations	109,770	630

Net income	115,666	5,331
Less: income from noncontrolling interests in subsidiaries	(9,656)	(112)

NET INCOME ATTRIBUTABLE TO IHC	$106,010	$5,219

Basic income per common share
Income from continuing operations	$.34	$.27
Income from discontinued operations	5.81	.03
Basic income per common share	$6.15	$.30

WEIGHTED AVERAGE SHARES OUTSTANDING	17,243	17,364

Diluted income per common share
Income from continuing operations	$.33	$.27
Income from discontinued operations	5.75	.03
Diluted income per common share	$6.08	$.30

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	17,449	17,531

As of July 30, 2016, there were 17,170,933 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	March 31,	December 31,
	2016	2015

ASSETS:
Investments:
Short-term investments	$50	$50
Securities purchased under agreements to resell	21,196	28,285
Trading securities	1,190	1,259
Fixed maturities, available-for-sale	520,638	428,601
Equity securities, available-for-sale	8,714	8,426
Other investments	20,501	21,538
Total investments	572,289	488,159

Cash and cash equivalents	145,696	17,500
Due and unpaid premiums	64,645	69,075
Due from reinsurers	462,087	483,073
Premium and claim funds	41,576	22,015
Goodwill	47,276	47,276
Other assets	48,257	57,934
Assets attributable to discontinued operations	-	12,931

TOTAL ASSETS	$1,381,826	$1,197,963

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$247,900	$245,443
Future policy benefits	235,251	270,624
Funds on deposit	149,147	173,350
Unearned premiums	13,350	10,236
Other policyholders' funds	9,675	11,822
Due to reinsurers	70,283	46,355
Due to securities brokers	99,803	998
Accounts payable, accruals and other liabilities	57,020	63,111
Liabilities attributable to discontinued operations	6,085	(15)
Debt	4,250	5,189
Junior subordinated debt securities	38,146	38,146

TOTAL LIABILITIES	930,910	865,259

STOCKHOLDERS’ EQUITY:
IHC STOCKHOLDERS' EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,569	18,569
Paid-in capital	128,053	127,733
Accumulated other comprehensive income	(479)	(3,440)
Treasury stock, at cost	(14,782)	(13,961)
Retained earnings	300,457	194,450

TOTAL IHC STOCKHOLDERS’ EQUITY	431,818	323,351
NONCONTROLLING INTERESTS IN SUBSIDIARIES	19,098	9,353

TOTAL EQUITY	450,916	332,704

TOTAL LIABILITIES AND EQUITY	$1,381,826	$1,197,963